EXHIBIT 99.1

For More Information:

Investor contact: Aaron Pearce 414-438-6895

Media contact: Carole Herbstreit 414-438-6882

Brady Corporation Reports Fiscal 2012 Second Quarter Results and Non-Cash Goodwill Impairment:

MILWAUKEE (February 16, 2012)—Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for the fiscal 2012 second quarter ended January 31, 2012.

Quarter Ended January 31, 2012 Results:

Sales for the fiscal 2012 second quarter were down 2.6 percent to $320.6 million compared to $329.0 million in the second quarter of fiscal 2011. Organic sales declined by 1.8 percent, divestitures, net of acquisitions reduced sales by 0.4 percent, and the impact of foreign currency translation decreased sales by 0.4 percent. By segment, organic sales increased 2.9 percent in the Americas, declined 5.7 percent in Europe, and declined 4.4 percent in the Asia-Pacific region.

During the second quarter ended January 31, 2012, the Company recorded a non-cash impairment charge of $115.7 million for the write down of goodwill in the Asia-Pacific region. Operating results and financial forecasts in the Asia-Pacific region have been impacted by reduced sales volumes to one of the Company’s major mobile handset customers due to shifts in end market shares and compressed gross profit margins caused primarily by increased competition in the mobile handset industry. This non-cash impairment charge does not impact the Company’s future cash flow, profitability, liquidity, or compliance with debt covenants in its various credit agreements.

Net income (loss) in the fiscal 2012 second quarter was $(90.0) million compared to $24.2 million in the same quarter last year. Excluding the impact of the non-cash goodwill impairment charge outlined above and prior year restructuring charges, net income for the quarter ended January 31, 2012 was flat at $25.7 million.

Earnings (loss) per diluted Class A Common Share in the fiscal 2012 second quarter were $(1.72) compared to $0.46 in the same quarter last year. Excluding the impact of the non-cash goodwill impairment charge and prior year restructuring charges, earnings per diluted Class A Common Share were up 2.1 percent to $0.49 for the quarter ended January 31, 2012 compared to $0.48 in the same period in fiscal 2011.

Six Months Ended January 31, 2012 Results:

Sales for the six-month period ended January 31, 2012 were up 1.7 percent to $670.1 million compared to $658.6 million in the same period last year.

Net income (loss) for the six months ended January 31, 2012 was $(57.2) million compared to $50.5 million in the same period in fiscal 2011. Excluding the impact of the non-cash goodwill impairment charge and prior year restructuring charges, net income for the six months ended January 31, 2012 was up 7.1 percent to $58.5 million compared to $54.6 million in the same period in fiscal 2011.

Earnings (loss) per diluted Class A Common Share were $(1.09) for the six-month period ended January 31, 2012 compared to $0.95 in the same period of fiscal 2011. Excluding the impact of the non-cash goodwill impairment charge and prior year restructuring charges, earnings per diluted Class A Common Share for the six months ended January 31, 2012 were up 8.7 percent to $1.12 compared to $1.03 in the same period in fiscal 2011.

Commentary and Guidance:

“Today we announced an impairment charge related to our Asian business. As discussed earlier, reduced sales to our largest customer and increasing competitive pressures have led to this action. This month we began the process of splitting our Asia business into two dedicated teams—one team to focus on our die-cut business and the other team to focus on our MRO and identification businesses. This change should help increase our focus on both businesses as we work to accelerate the growth of our MRO business and improve growth and profitability of our die-cut business,” said Brady’s President and Chief Executive Officer, Frank M. Jaehnert.

“We are encouraged by the continued recovery of the American economy and the strong profitability of our business in the Americas, but remain concerned with the European economy. Our focus going forward will be on expanding our business in emerging economies and higher growth vertical markets, moving to more digital business models and continuing to introduce innovative new products,” continued Jaehnert.

“Our second quarter was challenging as we had difficult comparables combined with certain headwinds this year, including the flooding in Thailand. Even with these challenges, we were able to increase net income as a percent of sales, excluding the goodwill impairment charge and we finished with a cash balance of $380 million at January 31, 2012,” said Brady Chief Financial Officer, Thomas J. Felmer. “The non-cash goodwill impairment charge does not change our commitment to investing in core growth opportunities, paying dividends, and growing through acquisition. Given the uncertainties surrounding the European economy, the compressed margins in the mobile handset industry, and the depreciation of certain foreign currencies versus the U.S. dollar, we have modified our full year fiscal 2012 guidance for earnings per diluted Class A Common Share, exclusive of after-tax restructuring charges and the Asia goodwill impairment outlined above to between $2.20 and $2.40 from our previous guidance of between $2.30 and $2.50. Our guidance includes low single-digit organic sales growth in the Americas and Asia and approximately flat organic sales in Europe.”

A webcast regarding Brady’s fiscal 2012 second quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has millions of customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2011 employed approximately 6,500 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2011 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

###

Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2011. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in Thousands, Except Per Share Amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	(Unaudited)
	Three Months Ended January 31,			Six Months Ended January 31,
	2012	2011	Percentage Change	2012	2011	Percentage Change
Net sales	$320,584	$329,009	-2.6%	$670,092	$658,597	1.7%
Cost of products sold	167,279	169,999	-1.6%	348,956	335,075	4.1%

Gross margin	153,305	159,010	-3.6%	321,136	323,522	-0.7%

Operating expenses:
Research and development	9,972	11,732	-15.0%	19,781	21,676	-8.7%
Selling, general and administrative	104,843	108,064	-3.0%	213,775	217,388	-1.7%
Restructuring charges	—	2,134	-100.0%	—	5,775	-100.0%
Impairment charge	115,688	—	100.0%	115,688	—	100.0%

Total operating expenses	230,503	121,930	89.0%	349,244	244,839	42.6%

Operating (loss) income	(77,198)	37,080	-308.2%	(28,108)	78,683	-135.7%

Other income and (expense):
Investment and other income	812	1,174	-30.8%	610	1,464	-58.3%
Interest expense	(4,933)	(5,850)	-15.7%	(9,980)	(11,537)	-13.5%

(Loss) income before income taxes	(81,319)	32,404	-351.0%	(37,478)	68,610	-154.6%

Income taxes	8,635	8,205	5.2%	19,744	18,130	8.9%

Net (loss) income	$(89,954)	$24,199	-471.7%	$(57,222)	$50,480	-213.4%

Per Class A Nonvoting Common Share:
Basic net (loss) income	$(1.72)	$0.46	-473.9%	$(1.09)	$0.96	-213.5%
Diluted net (loss) income	$(1.72)	$0.46	-473.9%	$(1.09)	$0.95	-214.7%
Dividends	$0.185	$0.18	2.8%	$0.37	$0.36	2.8%

Per Class B Voting Common Share:
Basic net (loss) income	$(1.72)	$0.46	-473.9%	$(1.11)	$0.94	-218.1%
Diluted net (loss) income	$(1.72)	$0.46	-473.9%	$(1.11)	$0.94	-218.1%
Dividends	$0.185	$0.18	2.8%	$0.35	$0.34	2.9%

Weighted average common shares outstanding (in thousands):
Basic	52,447	52,593		52,552	52,521
Diluted	52,447	53,053		52,552	52,932

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	September 30,	September 30,
	(Unaudited)
	January 31, 2012	July 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$380,331	$389,971
Accounts receivable—net	215,929	228,483
Inventories:
Finished products	67,867	62,152
Work-in-process	16,343	14,550
Raw materials and supplies	27,905	27,484

Total inventories	112,115	104,186
Prepaid expenses and other current assets	39,316	35,647

Total current assets	747,691	758,287

Other assets:
Goodwill	666,907	800,343
Other intangible assets	79,090	89,961
Deferred income taxes	51,124	53,755
Other	19,205	19,244

Property, plant and equipment:
Cost:
Land	6,132	6,406
Buildings and improvements	101,452	104,644
Machinery and equipment	302,568	305,557
Construction in progress	14,418	11,226

	424,570	427,833

Less accumulated depreciation	292,426	287,918

Property, plant and equipment—net	132,144	139,915

Total	$1,696,161	$1,861,505

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$81,140	$98,847
Wages and amounts withheld from employees	41,926	69,798
Taxes, other than income taxes	7,925	7,612
Accrued income taxes	16,599	9,954
Other current liabilities	51,744	54,406
Current maturities on long-term debt	61,264	61,264

Total current liabilities	260,598	301,881

Long-term obligations, less current maturities	323,071	331,914

Other liabilities	65,550	71,518

Total liabilities	649,219	705,313

Stockholders' investment:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,927,002 and 49,284,252 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	311,677	307,527
Earnings retained in the business	712,425	789,100
Treasury stock—2,024,485 and 1,667,235 shares, respectively of Class A nonvoting common stock, at cost	(58,869)	(50,017)
Accumulated other comprehensive income	85,259	113,898
Other	(4,098)	(4,864)

Total stockholders’ investment	1,046,942	1,156,192

Total	$1,696,161	$1,861,505

BRADY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	September 30,	September 30,
	(Unaudited)
	Six Months Ended
	January 31,
	2012	2011
Operating activities:
Net (loss) income	$(57,222)	$50,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,176	25,502
Non-cash portion of restructuring charges	—	1,714
Non-cash portion of stock-based compensation expense	5,506	6,869
Impairment charge	115,688	—
Gain on divestiture of business	—	(4,394)
Deferred income taxes	(4,831)	(4,926)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	6,029	(11,938)
Inventories	(11,814)	(879)
Prepaid expenses and other assets	(5,155)	2,384
Accounts payable and accrued liabilities	(36,297)	(13,792)
Income taxes	9,221	6,589

Net cash provided by operating activities	43,301	57,609

Investing activities:
Purchases of property, plant and equipment	(11,100)	(9,045)
Payments of contingent consideration	(2,580)	(979)
Settlement of net investment hedges	(797)	—
Acquisition of business, net of cash acquired	—	(7,970)
Divestiture of business, net of cash retained in business	—	12,979
Other	(128)	(494)

Net cash used in investing activities	(14,605)	(5,509)

Financing activities:
Payment of dividends	(19,452)	(18,954)
Proceeds from issuance of common stock	2,301	4,909
Purchase of treasury stock	(12,309)	—
Income tax benefit from the exercise of stock options and deferred compensation distribution, and other	566	359

Net cash used in financing activities	(28,894)	(13,686)

Effect of exchange rate changes on cash	(9,442)	9,048

Net (decrease) increase in cash and cash equivalents	(9,640)	47,462
Cash and cash equivalents, beginning of period	389,971	314,840

Cash and cash equivalents, end of period	$380,331	$362,302

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$9,521	$9,138
Income taxes, net of refunds	16,189	17,398
Acquisitions:
Fair value of assets acquired, net of cash	$—	$4,624
Liabilities assumed	—	(1,446)
Goodwill	—	4,792

Net cash paid for acquisitions	$—	$7,970

Information by regional segment for the three and six months ended January 31, 2012 and 2011 is as follows:

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
(in thousands)	Americas	Europe	Asia- Pacific	Total Region	Corporate and Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
January 31, 2012	$138,406	$95,593	$86,586	$320,585	—	$320,585
January 31, 2011	$136,011	$104,041	$88,957	$329,009	—	$329,009

Six months ended:
January 31, 2012	$292,267	$192,949	$184,876	$670,092	—	$670,092
January 31, 2011	$281,999	$196,091	$180,507	$658,597	—	$658,597

SALES INFORMATION
Three months ended January 31, 2012:
Organic	2.9%	-5.7%	-4.4%	-1.8%	—	-1.8%
Currency	-0.7%	-1.5%	1.7%	-0.4%	—	-0.4%
Acquisitions/Divestitures	-0.4%	-0.9%	0.0%	-0.4%	—	-0.4%
Total	1.8%	-8.1%	-2.7%	-2.6%	—	-2.6%

Six months ended January 31, 2012:
Organic	4.4%	-1.3%	-2.3%	0.9%	—	0.9%
Currency	-0.2%	1.0%	3.6%	1.1%	—	1.1%
Acquisitions/Divestitures	-0.5%	-1.3%	1.1%	-0.3%	—	-0.3%
Total	3.7%	-1.6%	2.4%	1.7%	—	1.7%

SEGMENT PROFIT
Three months ended:
January 31, 2012	$35,798	$26,562	$7,733	$70,093	$(2,359)	$67,734
January 31, 2011	$31,015	$29,165	$11,524	$71,704	$(5,088)	$66,616
Percentage change	15.4%	-8.9%	-32.9%	-2.2%		1.7%

Six months ended:
January 31, 2012	$79,028	$52,861	$21,037	$152,926	$(5,622)	$147,304
January 31, 2011	$70,374	$53,226	$28,353	$151,953	$(8,525)	$143,428
Percentage change	12.3%	-0.7%	-25.8%	0.6%		2.7%

NET INCOME RECONCILIATION (in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three months ended:		Six months ended:
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
Total profit for reportable segments	$70,093	$71,704	$152,926	$151,953
Corporate and eliminations	(2,359)	(5,088)	(5,622)	(8,525)
Unallocated amounts:
Administrative costs	(29,244)	(27,402)	(59,724)	(58,970)
Restructuring charges	—	(2,134)	—	(5,775)
Impairment charge	(115,688)	—	(115,688)	—
Investment and other income	812	1,174	610	1,464
Interest expense	(4,933)	(5,850)	(9,980)	(11,537)
(Loss) income before income taxes	(81,319)	32,404	(37,478)	68,610
Income taxes	(8,635)	(8,205)	(19,744)	(18,130)

Net (loss) income	$(89,954)	$24,199	$(57,222)	$50,480

NON-GAAP MEASURES

(in thousands)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

EBITDA:

Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes, depreciation and amortization and non-cash impairment charges. EBITDA is not a calculation based on generally accepted accounting principles (“GAAP”). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

	September 30,	September 30,	September 30,	September 30,	September 30,
	Fiscal 2012
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net (loss) income	$32,732	$(89,954)			$(57,222)
Interest expense	5,047	4,933			9,980
Income taxes	11,109	8,635			19,744
Depreciation and amortization	11,241	10,935			22,176
Impairment charge	—	115,688			115,688

EBITDA (non-GAAP measure)	$60,129	$50,237	$—	$—	$110,366

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA:
Net income	$26,281	$24,199	$28,589	$29,583	$108,652
Interest expense	5,687	5,850	5,103	5,484	22,124
Income taxes	9,925	8,205	8,607	8,669	35,406
Depreciation and amortization	12,594	12,908	12,020	11,305	48,827

EBITDA (non-GAAP measure)	$54,487	$51,162	$54,319	$55,041	$215,009

Diluted Earnings Per Share Excluding Impairment and Restructuring Charges:

This is a measure of the Company’s diluted net earnings per share excluding the current year Asia non-cash goodwill impairment charge and prior year restructuring charges. We do not view these items to be part of our sustainable results. We believe this earnings per share measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth. The table below provides a reconciliation of diluted net earnings per share to diluted earnings per share excluding the impairment and restructuring charges:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended January 31,		Six Months Ended January 31,
	2012	2011	2012	2011
Diluted (Loss) Earnings per Share	$(1.72)	$0.46	$(1.09)	$0.95
Non-Cash Goodwill Impairment	2.21	—	2.21	—
Restructuring Charges	—	0.02	—	0.08

Diluted Earnings per Share Excluding Impairment and Restructuring Charges	$0.49	$0.48	$1.12	$1.03

Net Income Excluding Impairment and Restructuring Charges:

This is a measure of the Company’s net income excluding the current year Asia non-cash goodwill impairment charge and prior year restructuring charges. We do not view these items to be part of our sustainable results. We believe this net income measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year net income growth. The table below provides a reconciliation of net income to net income excluding the impairment charge and restructuring charges:

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended January 31,		Six Months Ended January 31,
	2012	2011	2012	2011
Net (Loss) Income	$(89,954)	$24,199	$(57,222)	$50,480
Non-Cash Goodwill Impairment	115,688	—	115,688	—
Restructuring Charges	—	1,537	—	4,122

Net Income Excluding Impairment and Restructuring Charges	$25,734	$25,736	$58,466	$54,602

All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.